Exhibit 99.1
STONE ENERGY CORPORATION
Announces Upcoming Presentation at IPAA Symposium and 1st Quarter 2007 Earnings Release Date and Conference Call
LAFAYETTE, LA. April 20, 2007
     Stone Energy Corporation (NYSE: SGY) today announced that David H. Welch, the company’s President and Chief Executive Officer, will be presenting at the IPAA Oil & Gas Investment Symposium in New York at 2:00 p.m. eastern time on Tuesday, April 24, 2007. The presentation material will be available in the “Event” section of the company’s website, www.stoneenergy.com , within 24 hours of the presentation.
     Stone expects to release its first quarter 2007 results on Tuesday, May 8, 2007 after the close of the market, and will host a conference call at 10:00 a.m. central time on Wednesday, May 9, 2007. To participate in the call, visit the company’s website at www.stoneenergy.com for a live web cast or dial 1-877-228-3598 and request the “Stone Energy Call.”
     Stone Energy is an independent oil and natural gas company headquartered in Lafayette, Louisiana, and is engaged in the acquisition and subsequent exploration, development, operation and production of oil and gas properties located in the conventional shelf of the Gulf of Mexico, the deep shelf of the Gulf of Mexico, the deepwater of the Gulf of Mexico, the Rocky Mountain region and the Williston Basin. Stone is also engaged in an exploratory joint venture in Bohai Bay, China. For additional information, contact Kenneth H. Beer, Chief Financial Officer at 337-237-0410-phone, 337-237-0426-fax or via e-mail at CFO@StoneEnergy.com.
     Certain statements in this press release are forward-looking and are based upon Stone’s current belief as to the outcome and timing of future events. All statements, other than statements of historical facts, that address activities that Stone plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future, including future production of oil and gas, future capital expenditures and drilling of wells and future financial or operating results are forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include the timing and extent of changes in commodity prices for oil and gas, operating risks and other risk factors as described in Stone’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Stone’s actual results and plans could differ materially from those expressed in the forward-looking statements.